Comparison of change in value of $10,000 investment in Dreyfus BASIC GNMA Fund and the Lehman Brothers GNMA Index

EXHIBIT A:

             Dreyfus          Lehman
              BASIC          Brothers
 PERIOD        GNMA            GNMA
               Fund           Index*

12/31/90      10,000          10,000
12/31/91      11,328          11,605
12/31/92      12,124          12,464
12/31/93      13,185          13,284
12/31/94      13,054          13,085
12/31/95      15,224          15,316
12/31/96      15,957          16,163
12/31/97      17,479          17,704
12/31/98      18,301          18,930
12/31/99      18,818          19,294
12/31/00      20,889          21,438

*Source: Lehman Brothers